DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
06/26/2014	201417602183	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	24850.00	0.00	0.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

FIRST FINANCIAL BANCORP.
BILLIE MEENTS (LEGAL FFC-9)
255 E. 5TH ST., STE. 700
CINCINNATI, OH 45202

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, Jon Husted

598617

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

FIRST FINANCIAL BANCORP.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES **Effective Date: 06/25/2014**	**201417602183**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 26th day of June, A.D. 2014.

Jon Husted

Ohio Secretary of State

Form 540 Prescribed by:
JON HUSTED
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:
Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).
P.O. Box 1390
Columbus, OH 43216

2014 JUN -6 AM 11:44

2014 JUN 25 PM 12:18

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50

Check appropriate box:

(●) Amendment to existing Articles of Incorporation (125-AMDS)

( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: First Financial Bancorp.

Charter Number: 598617

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

( ) The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

(●) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

( ) The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

FIRST FINANCIAL BANCORP.

Signature

[signature]

By (if applicable)

Shannon M. Kuhl, Assistant Secretary

Print Name

Signature

By (if applicable)

Print Name

RESOLUTION APPROVED BY SHAREHOLDERS AT ANNUAL MEETING HELD MAY 27, 2014.

RESOLVED, that the proposed amendment to Article FOURTH of the Company's Articles of Incorporation to increase the number of preferred shares authorized to be issued by the Company from 80,000 to 10,000,000 and to authorize the directors to establish the terms of such preferred shares is approved.

AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
FIRST FINANCIAL BANCORP.

FOURTH. (A) The maximum number of shares which the corporation is authorized to issue is One-Hundred Seventy Million (170,000,000) shares, all of which shall be with or without par value.

(B) The total number of common shares which the corporation is authorized to issue is One Hundred Sixty Million (160,000,000) common shares, without par value.

(1) Dividends. The holders of common shares shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefore.

(2) Voting. Each outstanding common share of the corporation shall entitle the holder thereof to one vote and, except as otherwise prescribed by law or the provisions of this Article Fourth, the exclusive voting power for all purposes shall be vested in the holders of common shares.

(3) Preemptive Rights. No holder of common shares of the corporation shall have preemptive rights to subscribe for or to purchase any common shares of the corporation or any other securities of the corporation, whether such share or shares are now or hereafter authorized.

(4) Purchase of Own Securities. The corporation shall be authorized to purchase or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of, its own common shares and other securities, subject, however, to the laws of the State of Ohio and to federal statutes, and without limitation to the Bank Holding Company Act of 1956 as amended and as hereinafter may be amended or supplemented.

(5) The shareholders shall not have the right to vote cumulatively in the election of directors effective for the Annual Meeting occurring in 1988 and thereafter.

(C) The total number of preferred shares which the corporation shall have the authority to issue is Ten Million (10,000,000) preferred shares, with or without par value as determined by the Board of Directors. The Board of Directors is hereby authorized, subject to the limitations prescribed by law or the provisions of this Article Fourth, by filing articles of amendment pursuant to the applicable laws of Ohio, to provide for the issuance of preferred shares and to fix the designations, powers, preferences and rights thereof Subject to the limitations set forth herein, the Board of Directors has the authority to determine and fix any express terms with respect to each series to the fullest extent permitted by the Revised Code of Ohio or the provisions of this Article Fourth, which shall include, but not be limited to, the determination of the following:

(1) the number of shares constituting that series and the distinct designation of that series;

(2) the dividend rate, if any, on such shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

(3) whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that the holders of preferred shares will not be entitled (a) to more than one vote per share, when voting as a class with the holders of common shares or (b) to vote on any other matter separately as a class or series, except where expressly required by the Ohio Revised Code;

(4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for the adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) whether the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption or exchange, which amount may vary under different conditions and at different redemption or exchange rates;

(6) whether that series shall have a sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) any other relative rights, preferences and limitations of that series.